STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 28th day of April, 1995, by and between Central Farm of America Inc., a Delaware corporation ("Buyer"), and DEKALB Genetics Corporation, a Delaware corporation ("Seller").

                                    RECITALS

      WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding shares of capital stock of DEKALB Poultry Research Inc., a Delaware corporation (the "Company"); and

      WHEREAS, upon the terms and conditions hereinafter set forth, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company;

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1   Accounts Receivable is defined in Section 3.16.

      1.2   Acquisition Agreements means the Facility Lease (as defined in
Section 5.11 below), the DEKALB License (as defined in Section 5.12 below), the Services Agreement (as defined in Section 5.13 below) and the Non-Competition Agreement (as defined in Section 5.10 below).

      1.3 Affiliate means a person or entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For purposes of this
Section 1.3, "control" shall be defined as (a) fifty percent (50%) common equity ownership, or (b) the ability to direct the management or policies of a company, whether by contract or otherwise.

      1.4 Affiliated Group means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

      1.5   Assignment and Assumption Agreement is defined in Section 5.16.

      1.6   Buyer is defined in the introductory paragraph.

      1.7 Closing means the consummation of the purchase and sale of the Shares pursuant to Article 9 below.

      1.8   Closing Date means April 28, 1995.

      1.9 COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      1.10  Code means the Internal Revenue Code of 1986, as amended.

      1.11  Company is defined in the first recital.

      1.12  Contracts is defined in Section 3.21 below.

      1.13 Corporate Records means the Certificate of Incorporation and bylaws and all amendments thereto, stock ledgers, all minutes of the proceedings of the Board of Directors and shareholders, corporate seals, and all other documents relating to the organization and corporate maintenance of a corporation.

      1.14  DEI means DEKALB East, Inc., a Delaware corporation.

      1.15  DEKALB License is defined in Section 5.12 below.

      1.16  DGC Pension Plan is defined in Section 8.2 below.

      1.17 DPEI means DEKALB Poultry Enterprises, Inc., a Delaware corporation.

      1.18  Elections is defined in Section 2.4 below.

      1.19  Employment Agreements is defined in Section 5.9 below.

      1.20  Employee Benefit Plans is defined in Section 3.27(a) below.

      1.21  Employees is defined in Section 3.24 below.

      1.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      1.23 ERISA Affiliate means any entity that is a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company or the Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

      1.24  Facility Lease is defined in Section 5.11 below.

      1.25  Financial Statements is defined in Section 3.9 below.

      1.26 Fiscal Year shall mean the fiscal year of the Company, which currently ends on August 31.

      1.27  Fixed Assets is defined in Section 3.14 below.

      1.28 Foreign Affiliates means PDG, RDG and Deejay-DEKALB Breeders Private Limited, an Indian corporation.

      1.29  GAAP means U.S. generally accepted accounting principles.

      1.30 Gene Pool means the stock of purebred, hybrid and library lines of poultry maintained by the Company, as described on Schedule 3.15 hereto.

      1.31 Hazardous Materials Law means any federal, state, local or foreign law, order, rule or regulation relating to pollution, worker safety, public safety, human health, natural resources, the environment, or relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

      1.32 Hazardous Substance means any substance, material, chemical or waste, the presence of which requires investigation or remediation under, or which is, as of the Closing Date, regulated by, any Hazardous Materials Law.

      1.33  Indemnified Parties is defined in Section 11.1(a) below.

      1.34  Indemnitor is defined in Section 11.1(a) below.

      1.35  Insurance is defined in Section 3.18 below.

      1.36  Intangible Personal Property is defined in 3.15 below.

      1.37  Inventories is defined in Section 3.19 below.

      1.38  Leases is defined in Section 3.12 below.

      1.39  Liabilities is defined in Section 3.23 below.

      1.40  Licenses is defined in Section 3.17 below.

      1.41  Non-Competition Agreement is defined in Section 5.10 below.

      1.42  PBGC is defined in Section 3.27(h) below.

      1.43 PDG means Progenitoras DEKALB Gortie, S.A. de C.V., a Mexican corporation.

      1.44 Partnerships means DEKALB Ozark Hatchery, a Missouri general partnership, and DEKALB East Hatcheries General Partnership, an Illinois general partnership.

      1.45  Pension Plans is defined in Section 3.27(b) below.

      1.46 Premises means any real property and all improvements thereon which are owned, operated or leased by the Company or the Subsidiaries.

      1.47  Property is defined in Section 3.11 hereto.

      1.48  Purchase Price means the amount stipulated in Section 2.2 below.

      1.49 RDG means Reproductoras DEKALB Gortie, S.A. de C.V., a Mexican corporation.

      1.50  Schedules means all schedules to this Agreement.

      1.51  Seller is defined in the introductory paragraph to this Agreement.

      1.52  Services Agreement is defined in Section 5.13 below.

      1.53  Share Certificates is defined in Section 7.1(h) below.

      1.54  Shares is defined in Section 2.1 below.

      1.55  SIP is defined in Section 8.3(a).

      1.56  Subsidiaries means DPEI and DEI.

      1.57  Subsidiary Shares is defined in Section 3.3 below.

      1.58  Tax Returns and Statements is defined in Section 3.7 below.

      1.59 Taxes means all federal, state, local, foreign and other tax liabilities of any and all kinds arising out of Seller's ownership or operation of the Company and any obligation of the Company or any consolidated group of which the Company is or was a member with respect to any and all taxes, including without limitation, income, profits, premiums, estimated, excise, sales, use, gross receipts, franchise, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges, whether or not measured in whole

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or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment relating to the foregoing and including any liability for the payment of any amounts described above as a result of being a "Transferee" as defined in Section 6901 of the Code.

      1.60  Welfare Plans is defined in Section 3.27(b) below.

                                    ARTICLE 2
                         PURCHASE AND SALE OF THE SHARES

      2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer, convey and deliver to Buyer, at the Closing, one hundred percent (100%) of the then issued and outstanding shares of capital stock (the "Shares") of the Company, in consideration of Buyer's payment of the Purchase Price to Seller in accordance with this Article 2.

      2.2 The Purchase Price. The Purchase Price for the Shares shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000).

      2.3 Payment. The Purchase Price shall be paid in U.S. Dollars by Buyer to Seller by wire transfer of immediately available funds on the Closing Date. The Purchase Price shall be remitted to Seller's account at The Chase Manhattan Bank, N.A., New York, New York, ABA # 021 000021, Account no. 910-2-595965.

      2.4 Sales And Transfer Taxes. All applicable sales, transfer, documentary, use, filing, recording or other taxes (other than taxes on or measured by the net income of Seller) that may be due or payable as a result of the sale of the Shares or any of the other transactions contemplated hereunder (other than the divestment of assets described in Section 5.15 hereof, the transfer of real property described in Section 5.19 hereof, and the transfer of trademarks described in Section 6.6 hereof) shall be borne by Buyer, without regard to the party against which such taxes may be assessed. Notwithstanding the foregoing, Buyer may elect, at its sole expense, to contest the validity or amount of such taxes, provided, however, that, as a condition to its election to contest such taxes, Buyer shall provide such assurances and undertakings as may be necessary or appropriate to ensure that neither Seller, nor any of its assets, becomes liable for or subject to any penalty, fine, lien or other assessment as a result of such contest.

      2.5 Tax Allocation. As additional consideration to Seller for Buyer's purchase of the Shares, Seller shall be entitled to the benefit of any tax refund or rebate, net of any Taxes payable by the Company and the Subsidiaries and which relates to any tax return with respect to any period through the Closing Date; provided, however, any such refund or rebate actually received by Seller arising from a carryback of any tax benefit (attributable to operations of the Company or the Subsidiaries after the Closing Date) to a period before the Closing Date shall be paid to Buyer for its sole benefit. Payments between the parties shall be made within thirty (30) days upon presentation of proper documentation.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      As a material inducement to Buyer to enter into this Agreement and to purchase the Shares, Seller makes the representations and warranties set forth in this Article 3.

      3.1 Corporate Organization. Each of Seller, the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated.
Schedule 3.1 sets forth those jurisdictions in which each of the Company and the Subsidiaries is qualified to do business as a foreign corporation. Each of the Company and the Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each state or foreign country where the nature of its business or its ownership of property requires it to be so qualified. The failure of the Company or the Subsidiaries to be so qualified in any jurisdiction, including, without limitation, the jurisdictions set forth on Schedule 3.1 attached hereto, does not give rise to any material adverse effect on the financial condition, business or operations of the Company or the Subsidiaries. Each of Seller, the Company and the Subsidiaries has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete, current and correct copies of the Corporate Records of the Company and the Subsidiaries have been delivered to Buyer prior to the date hereof, and no changes have been made thereto since the date of delivery.

      3.2   No Other Subsidiaries; Partnerships and Foreign Affiliates.
Except for the Foreign Affiliates set forth in Schedule 3.2, the Subsidiaries and the Partnerships, the Company does not, directly or indirectly, own or control any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business organization, trust or other entity. To the best of Seller's knowledge, the Partnerships and the Foreign Affiliates have been operated in accordance with the laws of their respective jurisdictions, and Seller has no knowledge of any material claims or other liabilities arising from or relating to any of the Partnerships or the Foreign Affiliates.

      3.3 Capital Structure. The authorized capital stock of the Company consists of 1,000 shares of voting common stock, $1 par value, all of which are issued and outstanding. The authorized capital stock of each of the Subsidiaries, the total number of issued and outstanding shares of voting common stock and the number of shares of voting common stock issued to the Company (the "Subsidiary Shares") is as set forth on Schedule 3.3 attached hereto. All of the Shares and the Subsidiary Shares are equal in their rights, preferences and privileges, were duly and validly issued in accordance with applicable U.S. or, to Seller's best knowledge, foreign laws, and are fully paid and non-assessable, with no statutory or other liability attaching to the ownership thereof. There are no outstanding subscription rights, options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights with respect to the Shares, the Subsidiary Shares or the sale, transfer or issuance thereof.

      3.4 Ownership of Shares. Seller is the owner, beneficially and of record, of all of the Shares and has good, valid and marketable title to the Shares, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever, with full power and authority to deliver title to the Shares to Buyer in accordance with the terms of this Agreement. The Company is the owner, beneficially and of record, of the Subsidiary Shares and has good, valid and marketable title to the Subsidiary Shares, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever. None of Seller or except as set forth on Schedule 3.4 attached hereto, the Company or the Subsidiaries is a party to any voting trust agreement or any other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights or privileges with respect to the Shares or the Subsidiary Shares, or which restricts the sale, transfer or assignment of the Shares or the Subsidiary Shares.
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      3.5   Power; Authorization and Approvals; Enforceability.  Seller has
the corporate power to enter into this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each of the Acquisition Agreements have been duly and validly authorized and approved by all required corporate action of Seller. This Agreement and each of the Acquisition Agreements are legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. No approvals or consents by, or filing with, any court or governmental or administrative body or agency or any other third party is required in connection with the execution and delivery by Seller of this Agreement and the Acquisition Agreements or the consummation by Seller of the transactions contemplated hereby and thereby.

      3.6 No Violations. Neither the execution and delivery of this Agreement and any of the Acquisition Agreements, nor the consummation of the transactions contemplated hereby and thereby will:

            (a) violate any provision of the Certificate of Incorporation or the bylaws (or the equivalent constituent documents thereof) of Seller, the Company or the Subsidiaries;

            (b) violate, or be in conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or except as set forth in Schedule 3.4 attached hereto, give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any agreement or other document to which any of Seller, the Company or the Subsidiaries is a party or by which any of Seller, the Company or the Subsidiaries or any of their respective properties or assets may be bound; or

            (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to any of Seller, the Company or the Subsidiaries or any of their respective properties or assets.

      3.7   Tax Returns.   Except as described on Schedule 3.7 attached
hereto, neither the Company nor any of the Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income tax return, other than a group of which the common parent is Seller. Seller has caused the Company and the Subsidiaries to have:

            (a) timely filed (or timely extended) all federal, state, local and foreign franchise, income, sales, gross receipts and all other tax returns and statements which are required to be filed and which were due prior to the date hereof ("Tax Returns and Statements"); and

            (b) paid within the time (including extensions) and in the manner prescribed by law or established reasonable reserves as reflected on the Financial Statements for the payment of all Taxes accrued or payable by the Company or the Subsidiaries for all periods ending on or prior to the date hereof.

The Tax Returns and Statements are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company or the Subsidiaries, nor are any of the Tax Returns and Statements now being or threatened to be examined or audited, and no consents waiving or extending any applicable statute of limitations for the Tax Returns and Statements, or any taxes required to be paid thereunder, have been filed. Prior to the date hereof, Seller has caused the Company and DPEI to deliver to Buyer complete, current and correct copies of the Tax Returns and Statements for the Fiscal Years ended August 31, 1991 through 1993. Except as described in Schedule 3.7, neither the Company nor any of the Subsidiaries: (i) has assumed or is liable for any federal, state, local, foreign or other income tax liability of any other person, including any predecessor corporation, as a result of any purchase of assets or other business acquisition or combination transaction (other than a merger in which the Company or such Subsidiary was the surviving corporation or a consolidation) or (ii) has indemnified any other person or otherwise agreed to pay on behalf of any other person tax liability arising out of or which may be asserted on the basis of any tax treatment adopted with respect to all or any aspect of such a business acquisition transaction.

      3.8 Transactions with Affiliates. Except as set forth on Schedule 3.8 attached hereto, neither Seller nor any of its Affiliates, has any interest, directly or indirectly, in any agreement or other document to which the Company or the Subsidiaries is a party, any interest in any properties or assets of the Company or the Subsidiaries, or any interest in any competitor, supplier or customer of the Company or the Subsidiaries. Except as set forth on Schedule 3.8 attached hereto, neither the Company nor the Subsidiaries is indebted, directly or indirectly, to Seller or its Affiliates, and neither Seller nor its Affiliates is indebted, directly or indirectly, to the Company or the Subsidiaries.

      3.9   Financial Statements.   Attached hereto as Schedule 3.9 are true
and complete copies of the unaudited consolidated financial statements of the Company and the Subsidiaries as of and for the Fiscal Years ended August 31, 1992 through 1994 and the four months ended December 31, 1993 and 1994 (including, without limitation, the related balance sheets, statements of operations and any notes, schedules and exhibits thereto), compiled by Seller ("Financial Statements"), and no changes have been made thereto. The Financial Statements:

            (a) present fairly and accurately the financial position of the Company and the Subsidiaries as of the end of such periods and the results of operations and changes in financial position of the Company and the Subsidiaries for the periods then ended;

            (b) were prepared in accordance with GAAP consistently applied and with determinations and computations in effect at that time consistently applied, except as may be noted thereon; and

            (c) reflect that the Company and the Subsidiaries have set aside adequate reserves for all taxes, federal, state, local, foreign or otherwise, with respect to the period then ended and all prior periods.

      3.10 Title to Properties. Each of the Company and the Subsidiaries has good, valid and marketable title to all of the properties and assets (personal and mixed, tangible and intangible) which they respectively purport to own, including, without limitation, all the properties and assets listed on Schedules 3.11, 3.12, 3.14, 3.15, 3.16, 3.17, and 3.19 attached hereto. All such properties and assets of the Company and the Subsidiaries are free and clear of all title defects, liens, claims, charges, security interests or other encumbrances of any kind or nature except for:

            (a) imperfections of title, which are set forth on Schedule 3.10 attached hereto, none of which materially detract from the value, or impair the present use, of the property or assets subject thereto or materially impair the operations of the Company or the Subsidiaries; and

            (b)   liens for taxes and assessments not yet due.

      3.11 Real Property. Schedule 3.11 attached hereto contains a complete, current and correct list of all real property owned by the Company or the Subsidiaries (collectively, the "Property"). Except as set forth on Schedule 3.11, Seller has received no notices from any governmental authority pertaining to, and Seller is not aware of, any violations of law or governmental regulations or ordinances with respect to the Property and except as set forth in Schedule 3.10 attached hereto, there are no mortgages, liens, encumbrances, covenants, conditions, reservations, restrictions, easements, contracts or agreements affecting the Property. There are no claims or leases in favor of any person or entity which are or could become a lien on the Property arising on account of the furnishing of labor and/or materials to the
Property.   Except as listed on Schedule 3.11,  the Property, including without limitation, the roofs, exterior walls and the HVAC, plumbing, mechanical and electrical systems, are functional, adequate for the present uses to which they are being put and have no defects which would, in the short term after the Closing Date, require replacement or significant repairs, except for ordinary, routine maintenance and repairs which are not material in cost. None of Seller, the Company or the Subsidiaries has filed or delivered any claims, notices or demands of any kind with any insurance company, contractor or subcontractor with respect to any defects or inadequacies in the condition of the Property which remain outstanding.

      3.12 Leases. Schedule 3.12 attached hereto contains a complete, current and correct list of all leases pursuant to which the Company or the Subsidiaries lease real or personal property ("Leases"). Prior to the date hereof, Seller has delivered to Buyer, or has caused the Company to deliver to Buyer, complete, current and correct copies of the Leases, and no changes have been made thereto since the date of delivery. Each of the Leases is valid, binding and enforceable in accordance with its terms, there are no existing material defaults by the Company or the Subsidiaries thereunder and no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) thereunder by the Company or the Subsidiaries.

      3.13 Zoning. To Seller's best knowledge, the Company and the Subsidiaries presently are in substantial compliance with all laws, statutes, ordinances, rules, regulations and orders relating to zoning and land use restrictions which are applicable to any portion of the Property; provided that to the extent the Company is not in substantial compliance with such laws, statutes, ordinances, rules, regulations and orders, the violation thereof or failure to comply therewith would not subject the Company or the Subsidiaries to any material penalty, cost or other expense.

      3.14 Fixed Assets. Schedule 3.14 attached hereto contains a complete, current and correct list of all plants, buildings, fixtures, structures, furniture and equipment owned, leased or used by the Company or the Subsidiaries ("Fixed Assets"). Except as set forth on Schedule 3.14, the Fixed Assets are functional, adequate for the present uses to which they are being put and have no defects which would, in the short term after the Closing Date, require replacement or significant repair, except for ordinary, routine maintenance and repairs which are not material in cost.

      3.15 Intangible Personal Property. Schedule 3.15 attached hereto contains a complete, current and correct list of the Gene Pool, each domestic and foreign patent, patent application, invention disclosure, trademark, trademark registration, trade name, service mark and application for any of the foregoing, and any other trade secrets and proprietary know-how owned or used by the Company or the Subsidiaries in the conduct of their respective businesses ("Intangible Personal Property"). Except as set forth on Schedule 3.15, the Company and the Subsidiaries have the right and authority to use the Intangible Personal Property in connection with the conduct of their respective businesses in the manner presently conducted, and such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent or patent rights, trade secret rights or any other intellectual property rights of any other person or entity. There have not been any actions or other judicial or adversary proceedings involving Seller, the Company or any of the Subsidiaries concerning the ownership, use, infringement, validity of the Intangible Personal Property, nor, to Seller's best knowledge, have any such actions or proceedings been threatened.

      3.16 Accounts Receivable. Schedule 3.16 attached hereto contains a complete, current and correct list of all accounts receivable of the Company and the Subsidiaries as of December 31, 1994 ("Accounts Receivable"), and sets forth the aging of such Accounts Receivable. The Accounts Receivable represent sales actually made or services actually performed on or prior to such date in the ordinary course of business of the Company and the Subsidiaries and consistent with past practices. Except as set forth on
Schedule 3.16, there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Accounts Receivable, or any other accounts receivable created after December 31, 1994 . The Accounts Receivable (net of any allowance for doubtful accounts set up consistently with the past practices of the Company and the Subsidiaries and reflected in the Financial Statements) are valid.

      3.17  Licenses and Permits.   The Company and the Subsidiaries possess
all licenses, permits, franchises, rights and privileges necessary for the present conduct of their respective businesses ("Licenses"), including, without limitation, any and all Licenses issued by any governmental or administrative agency or body, other than those Licenses, if any, where the failure of the Company or the Subsidiaries to obtain or maintain such Licenses does not give rise to any material adverse effect on the business or operations of the Company or the Subsidiaries. Each of the Licenses is in full force and effect, and there are no pending or threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses. None of the transactions contemplated by this Agreement nor any of the Company's or the Subsidiaries' prior operations or history shall affect the validity of or cause the revocation or discontinuation of any of the Licenses.

      3.18 Insurance. Schedule 3.18 attached hereto contains a complete, current and correct description of all existing policies of fire, liability, worker's compensation and all other forms of insurance maintained by, or otherwise applicable to, the Company and the Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies:

            (a) are, to the best knowledge of Seller, adequate for compliance with all requirements of law and of all agreements or instruments to which the Company or any of the Subsidiaries is a party, or pursuant to which any of their respective properties or assets may be subject;

            (b) are, to the best knowledge of Seller, adequate for conducting the business of the Company and the Subsidiaries as presently conducted in the ordinary course;
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            (c)   are valid, outstanding and enforceable policies;

            (d) to the best knowledge of Seller, provide adequate insurance coverage for the properties, assets and operations of the Company and the Subsidiaries as presently conducted; and

            (e) will remain in full force and effect, without the payment of additional premiums, through the Closing Date, and will terminate as to the Company and the Subsidiaries effective as of the Closing Date.

Schedule 3.18 attached hereto also describes all claims of the Company or the Subsidiaries which are pending under such insurance policies or have been paid to the Company since January 1, 1993. Since January 1, 1993, neither the Company nor any of the Subsidiaries has been refused any insurance with respect to their respective properties, assets or operations, nor has any of their respective coverage been limited by any insurance carrier to which any of them has applied for any such insurance or with which any of them has carried insurance. Prior to the date hereof, Seller has caused the Company and the Subsidiaries to deliver to Buyer complete, current and correct copies of all of the policies of insurance which are maintained by or for the Company and the Subsidiaries.

      3.19 Inventories. Schedule 3.19 attached hereto contains a complete, current and correct list of all inventories of the Company and the Subsidiaries as of December 31, 1994 ("Inventories"). The Inventories are of a quality and quantity usable and salable in the ordinary course of business of the Company and the Subsidiaries, except for obsolete items and items of below standard quality, all of which, in the aggregate, are immaterial in amount. Items included in the Inventories are carried on the books of the Company and the Subsidiaries and are valued on the Financial Statements at the lower of cost or market.

      3.20 Absence of Certain Changes. Except as set forth on Schedule 3.20, since December 31, 1994, there has not been:

            (a) Any declaration or payment of dividends by the Company or the Subsidiaries or any transfer of properties or assets of any kind whatsoever by the Company or any of the Subsidiaries to Seller or any issuance, sale, repurchase or redemption by the Company or any of the Subsidiaries of any shares of their respective capital stock of any class or of any other of their respective securities;

            (b) Any capital expenditure by or any transaction of the Company or the Subsidiaries not in the ordinary course of business;

            (c) Any material adverse change in the results of operations, financial condition, or business of the Company or the Subsidiaries (other than changes in the general economic conditions that affect the world or national economy or the poultry industry generally; provided, however, that such changes in general economic conditions or in the poultry industry generally shall not be deemed to excuse any losses of the Company's customers or any decline in the Company's sales revenues that are materially in excess of the declines reflected in the poultry industry generally for the relevant period);

            (d) Any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties, assets, business or prospects of the Company or the Subsidiaries;

            (e) Except in the ordinary course of business and consistent with past practices, any sale or transfer of any properties or assets or any cancellation of any debts or claims of the Company or the Subsidiaries;

            (f) Any mortgage, pledge, lien, charge or encumbrance of any kind on any of the Company's or the Subsidiaries' properties or assets, or any occurrence of, assumption of, or taking of any properties or assets subject to any material liability;

            (g) Any amendment, modification or termination of any material contract or agreement to which the Company or the Subsidiaries are a party or pursuant to which any of their respective properties or assets may be bound;

            (h) Any increase in, or commitment to increase, the compensation payable or to become payable to any officer or director of the Company or the Subsidiaries, or any of the Employees, or any commitment to make severance, bonus or special payments to any of such parties upon a change in ownership or management of the Company or the Subsidiaries or upon termination of such parties where any such amount would become the obligation of Buyer, the Company or the Subsidiaries;

            (i) Any adoption by the Company or the Subsidiaries of a plan or agreement or amendment to any plan or agreement providing any new or additional employee benefits, except to the extent any such plan or agreement or amendment to any plan or agreement is adopted with the written consent of Buyer;

            (j) Any material alteration in the manner of keeping the books, accounts or records of the Company or the Subsidiaries or in the manner of preparing the Financial Statements, or in the accounting practices of the Company or any of the Subsidiaries;

            (k) Any material alteration in the operating policies and procedures of the Company or the Subsidiaries;

            (l) Any waiver or release of any right or claim of the Company or any of the Subsidiaries except in the ordinary course of business;

            (m) Any agreement by the Company or any of the Subsidiaries to do any of the items described in the preceding sub-clauses (a) through (l); or

            (n) To the best knowledge of Seller, the occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, or business of the Company or the Subsidiaries (other than changes in the general economic conditions that affect the world or national economy or the poultry industry generally; provided, however, that such changes in general economic conditions or in the poultry industry generally shall not be deemed to excuse any losses of the Company's customers or any decline in the Company's sales revenues that are materially in excess of the declines reflected in the poultry industry generally for the relevant period);

      3.21 Contracts; Compliance with Contracts. Schedule 3.21 attached hereto contains a complete, current and correct list of all material contracts, commitments, obligations or agreements of the Company and the Subsidiaries, whether written or oral ("Contracts"). No event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms. Except as may be set forth in the Contracts listed on Schedule 3.21, neither the Company nor any of the Subsidiaries is a party to any Contract that restricts the Company or the Subsidiaries from carrying on their respective businesses or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, Seller has caused the Company and the

Subsidiaries to deliver to Buyer a complete, current and correct copy of each of the written Contracts, as well as a written summary of each of the oral Contracts, including all amendments and modifications thereto.

      3.22 Compliance with Laws. Except as set forth in Schedule 3.26, the business of the Company and the Subsidiaries has been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all governmental authorities and agencies having jurisdiction over the Company and the Subsidiaries, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except for violations that individually, or in the aggregate, will have no material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries. None of the Company, the Seller or any of the Subsidiaries has received any notification of any asserted present or past failure by the Company or the Subsidiaries to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

      3.23 No Undisclosed Liabilities. Schedule 3.23 attached hereto contains a complete, current and correct list of all contractual or non-contractual obligations, debts or liabilities of any nature of the Company or the Subsidiaries, whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized which are not reflected on the Financial Statements ("Liabilities") as of December 31, 1994. Neither the Company nor the Subsidiaries has incurred any Liabilities since December 31, 1994, except for those Liabilities incurred in the ordinary course of business and consistent with past practice and which, in any event, would not, in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company and the Subsidiaries.

      3.24 Employees. Schedule 3.24 attached hereto contains a complete, current and correct list of all employees of the Company and the Subsidiaries ("Employees"), which includes the job position, base salary and target bonus of each of the Employees. Except to the extent set forth in Schedule 3.24 attached hereto:

            (a) The Company and the Subsidiaries are in compliance with all laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor, including, without limitation, Title VII of the Federal Civil Rights Act of 1964, the Federal Age Discrimination in Employment Act of 1967, ERISA, the Federal Americans with Disabilities Act, the Fair Labor Standards Act or the Illinois Human Rights Act and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes.

            (b) There is no pending or threatened charge, complaint, allegation, application or other process or claim pending or threatened against the Company or the Subsidiaries before any governmental or administrative agency or other entity; and

            (c) None of the Company, any of the Subsidiaries or any of the Employees is a party or subject to any collective bargaining agreement and there is no labor dispute, strike, slowdown, work stoppage, union organizing campaign or other job action pending, threatened against or otherwise affecting the Company or the Subsidiaries.

      3.25  Litigation.  Except as set forth in Schedule 3.25 attached hereto:

            (a) There is no pending or, to the best knowledge of Seller, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting any of Seller, the Company, the Subsidiaries, or any director, officer, agent or Employee of the Company or the Subsidiaries in his or her or its capacity as such, or the assets, properties or business of the Company or the Subsidiaries, or the transactions contemplated by this Agreement, nor are Seller, the Company or the Subsidiaries aware of any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry;

            (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining or otherwise limiting any of Seller, the Company, the Subsidiaries, or any officer, director, Employee or agent of the Company or the Subsidiaries from conducting or engaging in any aspect of the Company's or the Subsidiaries' business, or requiring Seller, the Company, any of the Subsidiaries, or any officer, director, Employee or agent of the Company or any of the Subsidiaries to take certain action which could reasonably be anticipated to have a material adverse effect on the business, operations or financial condition of the Company or any of the Subsidiaries; and

            (c) Neither the Company nor any of the Subsidiaries is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

      3.26 Environmental Compliance. Except as disclosed in Schedule 3.26 attached hereto:

            (a) The Company and the Subsidiaries have obtained, and are in full compliance with, all permits, registrations, Licenses or other authorizations which are required under any Hazardous Materials Laws for the business and operations of the Company and the Subsidiaries;

            (b) Seller, the Company and the Subsidiaries are not aware of any past or present events, settlements, consent decrees, conditions, practices or incidents which may adversely impact, interfere with or prevent the Company's and the Subsidiaries' continued compliance with, Hazardous Materials Laws.

            (c) Neither Seller, the Company nor the Subsidiaries have discovered or caused, and to the best knowledge of Seller, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, or any occurrence or condition on the Premises or in the vicinity of the Premises, which could make the Premises subject to restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws;

            (d) Neither Seller, the Company nor the Subsidiaries have manufactured, stored or disposed of Hazardous Substances at any location which was not in compliance with Hazardous Materials Laws;

            (e) No underground storage tanks or surface impoundments are now, or to the best knowledge of Seller, ever have been, located on the Premises; and

            (f) No lien in favor of any governmental authority for liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such governmental authority in response to, a release of Hazardous Substances, has ever been filed against the Premises.

      3.27  Employee Benefit Plans.

            (a) Except for the plans, agreements, arrangements and practices set forth in Schedule 3.27 hereto (collectively, the "Employee Benefit Plans"), neither the Company nor any other ERISA Affiliate maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers the Employees. Neither the Company nor any ERISA Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any such additional plan.

            (b) Each Employee Benefit Plan, including each Employee Benefit Plan which is an "employee pension benefit plan," as such term is defined in
Section 3(2) of ERISA (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA (the "Welfare Plans"), in all material respects conforms to, and is and has been operated in substantial compliance with, applicable law, including, but not limited to, ERISA and the Code.

            (c) Neither the Company nor any ERISA Affiliate, nor any of the Pension Plans, nor any of the Welfare Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject the Company or any Subsidiary to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

            (d) There are no funding deficiencies or funding waivers (within the meaning of Section 412 of the Code), and full payment, or appropriate accruals in accordance with GAAP, have been duly made of all amounts that the Company, or any ERISA Affiliate is required under the terms of all Employee Benefit Plans to pay as contributions to such Employee Benefit Plans, with respect to the Employees covered by such Plans, on or prior to December 31, 1994.

            (e) None of the Pension Plans is a "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

            (f) Neither the Company, any ERISA Affiliate nor any administrator nor fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject the Company or any Subsidiary to any material liability for a breach of fiduciary duty under ERISA or any other applicable law.

            (g)   Except under the Employee Benefit Plans described in
Schedule 3.27, neither the Company, any Subsidiary nor any Employee Benefit Plan is obligated to make payment of postretirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individual's exercise of his or her conversion rights under COBRA to, or with respect to, any former employee of the Company or any Subsidiary.

            (h)   With respect to any pension plan, as such term is defined in
Section 3(2) of ERISA, covering employees and former employees of the Company or any ERISA Affiliate, all premiums (and interest charges and penalties for late payment, if applicable) due the Pension Benefit Guaranty Corporation ("PBGC") on or before the Closing Date have been paid. There has been no "reportable event", as defined in Section 4043(b) of ERISA and the PBGC regulations under that Section as to which notice would be required to be filed with the PBGC. No liability to the PBGC has been incurred by the Company or any ERISA Affiliate on account of the termination of any such pension plan and the PBGC has not instituted proceedings to terminate any such pension plan and, to the best knowledge of Seller, there exists no basis for such a proceeding.

            (i) True and complete copies of each of the following documents have been delivered to Buyer: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts, or other funding instruments;
(ii) each Employee Benefit Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) actuarial reports, consisting of the Schedule B and attachments to the Form 5500 Series, prepared by the last two plan years for each Pension Plan.

      3.28 Brokers and Finders. Except for accountants and attorneys acting as such (and not as brokers, finders or in other like capacity), all negotiations on behalf of Seller relating to this Agreement and the transactions contemplated hereby have been carried on directly by Seller with Buyer without the intervention of any broker, finder, investment banker or other third party representing Seller. Seller has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Seller, directly or indirectly, as a broker, finder, investment broker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and Seller knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

      3.29 Accuracy of Representations and Warranties. No representation or warranty made in this Agreement by or on behalf of Seller to Buyer, with respect to the Company, Seller, any of the Subsidiaries, the Shares, the Subsidiary Shares or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      As a material inducement to Seller to enter into this Agreement and to sell the Shares, Buyer makes the representations and warranties set forth in this Article 4.

      4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

      4.2 Power; Authorization and Approvals; Enforceability. Buyer has the corporate power to enter into this Agreement and each of the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the Acquisition Agreements have been duly and validly authorized and approved by all required corporate action of Buyer. This Agreement and each of the Acquisition Agreements are legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. No approvals or consents by, or filing with, any court or governmental or administrative body or agency or any other third party is required in connection with the execution and delivery by Buyer of this Agreement or any of the Acquisition Agreements, or the consummation by Buyer of the transactions contemplated hereby and thereby.

      4.3 No Violations. Neither the execution and delivery of this Agreement and any of the Acquisition Agreements, nor the consummation of the transactions contemplated hereby and thereby, will:

            (a) violate any provision of the Articles of Incorporation or the Bylaws of Buyer;

            (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or

            (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Buyer.

      4.4 Investment Intent. Buyer is purchasing the Shares for investment purposes only and not with a view to distribution of the Shares.

      4.5 Brokers and Finders. Except for accountants and attorneys acting as such (and not as brokers, finders or in other like capacity), all negotiations on behalf of Buyer relating to this Agreement and the transactions contemplated hereby have been carried on directly by Buyer with Seller without the intervention of any broker, finder, investment banker or other third party representing Buyer. Buyer has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Buyer, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and Buyer knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

      4.6 Accuracy of Representations and Warranties. No representation or warranty made in this Agreement by or on behalf of Buyer to Seller, with respect to Buyer and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5
                               COVENANTS OF SELLER

      5.1 Conduct of Business - Negative Covenants. Prior to the Closing Date, Seller shall not sell, transfer, pledge, encumber or otherwise dispose of any of the Shares. In addition, prior to the Closing Date, Seller shall not instruct or permit the Company or the Subsidiaries to, without the prior written consent of Buyer, conduct their respective businesses other than in the ordinary course of business and consistent with past practices. Without limiting the generality of the foregoing, prior to the Closing Date, Seller shall not permit the Company or the Subsidiaries, without the prior written consent of Buyer, to:

            (a) Offer, issue or sell or cause to be offered, issued or sold any shares, options, warrants, subscriptions or other rights to purchase Shares or any other capital stock of the Company or the Subsidiaries or securities or evidences of indebtedness convertible into Shares or any other capital stock of the Company or the Subsidiaries;

            (b) Split, reclassify, or change the rights and privileges of, or redeem, repurchase or otherwise acquire any of the Shares;

            (c) Settle any lawsuit or any other claim for over Twenty-Five Thousand Dollars ($25,000) asserted against the Company, the Subsidiaries or any of their respective officers, directors, shareholders, Employees, representatives or agents;

            (d) Other than in the ordinary course of business and consistent with past practices, prepay any indebtedness, or pledge or subject to any lien, charge, security interest or otherwise encumber any properties or assets of the Company or the Subsidiaries;

            (e) Other than in the ordinary course of business and consistent with past practices, declare or pay any bonuses or any increases in salary, commissions or other compensation to any of the Employees, independent contractors or agents of the Company or the Subsidiaries, or amend any existing, or enter into any new, employment, engagement or consulting contracts;

            (f) Amend the Certificate of Incorporation or the Bylaws of the Company;

            (g) Violate any law, statute, ordinance, rule, regulation, order or other requirement applicable to the conduct of business of the Company or the Subsidiaries, or relinquish, suffer, terminate or agree to the suspension of any rights, or (except where the same are not required) the termination or suspension of any of the Licenses;

            (h) Other than in the ordinary course of business and consistent with past practices and except for the divestment of certain assets pursuant to Section 5.15 hereof, sell or in any other manner transfer or otherwise dispose of any properties or assets of the Company or the Subsidiaries to any of Seller or its Affiliates, or cause or permit the Company or the Subsidiaries to purchase or in any other manner acquire for consideration any properties or assets of any of Seller or its Affiliates, or enter into any other agreement of any kind with any of Seller or its Affiliates;

            (i) Declare or pay any dividend on or make any distribution with respect to the Shares or any other shares of capital stock of the Company or the Subsidiaries;

            (j) Sell, assign or otherwise transfer any of the properties or assets of the Company or the Subsidiaries, including, without limitation, any Property, Fixed Assets or Intangible Personal Property, except for sales of Inventories in the ordinary course of business and consistent with past practices;

            (k) Other than in the ordinary course of business and consistent with past practices, borrow any funds or incur any other Liabilities (contingent or otherwise) or guarantee any loans or any other obligations of others or indemnify others;

            (l)   Purchase or lease any interest in real property;

            (m) Enter into any employment agreements or adopt any employee benefit plan or arrangement of any type that would add to employee benefit costs of the Company or the Subsidiaries, or terminate any Employee Benefit Plan or take any action with respect to the terms of such Employee Benefit Plans which would adversely affect the accrued benefits of the Employees;

            (n) Consent to the extension of the statute of limitations applicable to the examination of the Company's or the Subsidiaries' tax returns;

            (o) Other than in the ordinary course of business and consistent with past practices, enter into any contracts or commitments for the purchase of materials, supplies or equipment for amounts in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;

            (p) Take any action or omit to take any action that would result in a cancellation or breach of, or with notice or lapse of time or both would constitute a default under, any Contract to which the Company or the Subsidiaries are a party or by which any of them or their respective assets may be bound;

            (q) Merge or consolidate with, or purchase all or substantially all of the shares of capital stock (or other equity securities) or assets of, any corporation, partnership, association or any other business organization;

            (r)   Become a general or limited partner of any partnership;

            (s) Adopt or implement any material change in the operating policies or procedures of the Company or the Subsidiaries;

            (t) Take any action or omit to take any action that would cause any representation made by Seller under Article 3 above to be made untrue, or would result in the breach of any warranty made by Seller under Article 3 above.

            (u) Change or alter the manner of keeping the books, accounts or records of the Company or the Subsidiaries, or in the accounting practices of the Company or the Subsidiaries.

            (v) Take any actions which are reasonably likely to have a material adverse effect on the results of operations, financial condition, business or prospects of the Company or the Subsidiaries.

            (w) Commit the Company or the Subsidiaries to do any of the things described in this Section 5.1.

      5.2 Conduct of Business - Affirmative Covenants. Prior to the Closing Date, Seller will cause the Company and the Subsidiaries to take any and all actions which may be necessary to conduct the business and operations of the Company and the Subsidiaries in the ordinary course of business and consistent with past practices, including, without limitation, actions to:

            (a) Maintain their respective good standing and qualification to do business in all jurisdictions where required to be qualified to do business;

            (b) Maintain all the Licenses which are necessary for the conduct of the Company's and the Subsidiaries' business and operations;

            (c) Continue to maintain their respective properties, assets and equipment in customary repair, order and working condition, reasonable wear and use excepted;

            (d) Duly comply with all laws, statutes, rules and regulations which are applicable to the Company, the Subsidiaries or their respective properties or assets;

            (e) Duly comply with the terms, conditions or provisions of all Contracts to which the Company, the Subsidiaries or their respective properties or assets may be bound;

            (f) Maintain in force and effect the current insurance with respect to the conduct of the Company's and the Subsidiaries' business and operations and their respective properties, assets and equipment;

            (g) Pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges imposed on or against the income or profits or any of the properties, assets or equipment of the Company or the Subsidiaries;

            (h) Pay all costs and expenses of the Company and the Subsidiaries as they become due and payable in the ordinary course of business and consistent with past practices;

            (i) Timely pay all amounts required to be paid by the Company or the Subsidiaries under any and all Employee Plans;

            (j) Timely file or extend tax returns and statements which are required to be filed by the Company or the Subsidiaries;

            (k) Use commercially reasonable efforts to keep intact the present business organization of the Company and the Subsidiaries, including the services of their respective present officers, directors, Employees, representatives and agents;

            (l) Use commercially reasonable efforts to preserve the present relationships of the Company and the Subsidiaries with all customers, clients, accounts, distributors, sales representatives, suppliers and other entities or persons having business relationships with the Company and the Subsidiaries;

            (m) Maintain the books, records and accounts of the Company and the Subsidiaries with completeness and accuracy in the ordinary course of business and consistent with past practices;

            (n) Timely file or cause to be timely filed any and all applicable reports, statements or filings with all court or governmental or administrative bodies or agencies; and

      (o) Promptly furnish to Buyer a copy of any notice to Seller received by Seller prior to the Closing Date from any governmental authority of any violation at the Property of any rule, regulation or ordinance applicable to the Property or of any condemnation action against the Property.

      5.3 Access to Information and Personnel. At reasonable times before the Closing Date, Seller shall cause the Company and the Subsidiaries to permit Buyer, through its representatives and agents, during normal business hours, to speak with, interview and discuss the business and operations of the Company and the Subsidiaries with the directors, officers, Employees, attorneys and agents of the Company and the Subsidiaries, and to visit the premises of the Company and the Subsidiaries to examine any and all records, books, Contracts, commitments, shareholder lists, files, working papers, computer data and programs and software, and drafts pertaining to the business and operations of the Company and the Subsidiaries and the ownership of their respective properties and assets, and to undertake such other steps as Buyer considers appropriate to familiarize Buyer with the Company, the Subsidiaries and their respective businesses. Seller shall, and shall cause the Company and the Employees to, fully cooperate with Buyer with respect to the foregoing, and to furnish any and all financial, technical and operating data and other information pertaining to the business of the Company and the Subsidiaries as Buyer may reasonably request from time to time.

      5.4 Disclosure of Sale. Prior to the Closing Date, and except as may be required to comply with the requirements of applicable United States securities laws after written notice to Buyer, neither Seller nor its Affiliates shall make any statement to the press, press release or other public announcement regarding this Agreement or the transactions contemplated hereby, unless the text and timing of the release of any such statement have been approved by Buyer in writing. Buyer has, through its attorneys, approved in writing the text of the press release attached hereto as Schedule 5.4.

      5.5 Confidentiality. Neither Seller nor its Affiliates shall, without the prior written consent of Buyer, disclose or acquiesce in the disclosure by any person or entity, or use or enable a third party to use to the competitive detriment of Buyer, any non-public information regarding Buyer or its business or financial condition, contained in any documents or otherwise furnished at any time to Seller by or on behalf of Buyer to any person or organization except Seller's legal counsel, accountants, financial advisors, investment bankers and its other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the sale of the Shares or other transactions contemplated by this Agreement, except to the extent such information has been publicly disclosed or is otherwise in the public domain or is required to be disclosed by law or by a court of competent jurisdiction.

      5.6 Best Efforts. Seller shall use its best efforts to cause the transactions contemplated hereby to be consummated on or before April 28, 1995 and to take or to cause the Company and the Subsidiaries to take any and all actions which may be required to be taken under this Agreement prior to the Closing Date. Seller shall proceed as soon as practicable in the procurement of all permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the transactions contemplated hereby on the terms herein provided, and shall diligently prosecute the same.

      5.7   Supplements to Schedules.   Subject to Buyer's rights under
Section 7.1(b) hereof, from time to time prior to the Closing Date, Seller will promptly supplement or amend the Schedules attached hereto with respect to any material matter hereafter arising which, if existing or occurring at the date hereto, would have been required to be set forth or described on the Schedules.

      5.8 Resignations of Directors. On or prior to the Closing Date, all of the members of the Board of Directors and each of the officers of the Company and of the Subsidiaries (except Dr. Gary Waters, Dr. Larry Vint, Mr. William Bradley and Mr. Alan Koepcke) elected prior to the Closing Date shall have submitted their resignations to the Company and the respective Subsidiaries, in form and content satisfactory to Buyer and effective as of the Closing Date.

      5.9 Employment Agreements. At the Closing, each of Dr. Gary Waters, Dr. Larry Vint, Mr. William Bradley, and Mr. Alan Koepcke shall execute and deliver an employment agreement with the Company, substantially in the forms attached as Schedule 5.9 hereto (collectively, the "Employment Agreements").

      5.10 Non-Competition Agreement. At the Closing, Seller shall execute and deliver a non-competition agreement with the Company, in the form of
Schedule 5.10 attached hereto (the "Non-Competition Agreement").

      5.11 Facility Lease. At the Closing, Seller shall execute and deliver a lease agreement with the Company in the form of Schedule 5.11 attached hereto (the "Facility Lease").

      5.12 DEKALB License. At the Closing, Seller shall execute and deliver a license, in the form of Schedule 5.12 attached hereto, permitting Buyer and the Company to use certain trademarks owned by Seller on a royalty-free, worldwide, exclusive basis in perpetuity, with the right to sublicense, for egg-laying hen breeding stock, eggs and related products (the "DEKALB License").

      5.13 Services Agreement. At the Closing, Seller shall execute and deliver an agreement with the Company, in the form of Schedule 5.13 attached hereto (the "Services Agreement"), whereby Seller agrees to provide certain services to the Company.

      5.14 Release of Guaranties and Liens. Prior to the Closing, Seller shall take and shall cause the Company and each of the Subsidiaries to take any and all actions which may be necessary to release and terminate any and all guaranties, liens, claims, charges, security interests or other encumbrances of any kind or nature whatsoever by the Company or the Subsidiaries or against any of their respective assets or properties.

      5.15 Divestment of Assets. On or after the Closing, Seller and Buyer shall promptly cause the Company, at Seller's sole cost and expense but without additional consideration to Buyer or the Company, to divest those certain assets of the Company set forth on Schedule 5.15 hereto as soon as practicable.

      5.16 Assignment and Assumption of Account Payable. At the Closing, Seller shall cause the Company to assign to Seller certain accounts receivable due to the Company from PDG , RDG and Gortie International and
certain   accounts payable, if any, owed by the Company to PDG, RDG and Gortie
International, and Seller shall assume from the Company such accounts payable, pursuant to that certain Assignment and Assumption Agreement in the form attached hereto as Schedule 5.16 (the "Assignment and Assumption Agreement").

      5.17 Tax Sharing Agreement. At the Closing, Seller shall terminate and cause the Company and the Subsidiaries to terminate any tax sharing agreements between Seller, on the one hand, and either the Company or the Subsidiaries, or both, on the other hand. Any such tax sharing agreements shall have no further force and effect for any present or future taxable year.

      5.18 Non-Foreign Status Certificate. At the Closing, Seller shall execute and deliver to Buyer a certification as to its non-foreign status in the manner provided for in Treasury Regulation Section 11445-2(b)(2) in the form of Schedule 5.18 attached hereto (the "Non-Foreign Status Certificate").

      5.19 Post-Closing Covenants. Seller has informed Buyer that an underground storage tank (each an "Illiopolis UST" and collectively, the "Illiopolis USTs") is presently located or was at one time located, on each of three parcels of real property owned by the Company and located in Sangamon County, Illinois, and commonly referred to as "Parcel 18", "Parcel 31" and "Parcel 33" (each an "Illiopolis Parcel" and collectively, the "Illiopolis Parcels"). Seller also has informed Buyer that petroleum products have been released from each Illiopolis UST. With respect to each Illiopolis UST, Seller and Buyer agree as follows:

            (a) Seller shall obtain from Buyer at the Closing quitclaim deeds executed by the Company, dated the date of the Closing in favor of Seller (each a "Quitclaim Deed") for each UST Parcel (as defined below), with each such Quitclaim Deed (i) having attached thereto a legal description for the land to be conveyed thereby conforming to the applicable pro forma legal description set forth on Schedule 5.19 attached hereto and (ii) reserving unto the Company and its employees, customers, invitees, visitors, contractors and agents, as a covenant running with the applicable Non-UST Parcel (as defined below), a blanket easement with a 99-year term for purposes of access, ingress and egress to and from such UST Parcel and covering the entirety of such UST Parcel. Upon the Closing, Seller shall be deemed for all purposes to be the fee title owner of each UST Parcel, notwithstanding any delay in the recording of such quitclaim deeds. Seller shall have each Quitclaim Deed recorded in the Sangamon County, Illinois Recorder's Office only after providing Buyer with written confirmation reasonably satisfactory to Buyer of Seller's compliance with the Subdivision Requirements set forth in Section 5.19(b) below with respect to the applicable UST Parcel, and for that purpose, following its receipt of such written confirmation, Buyer authorizes Seller to attach to such Quitclaim Deed, prior to the recording, the changed legal description, if at all, based on Seller's compliance with such Subdivision Requirements.

            (b) In a prompt and diligent manner following the Closing, Seller shall take all steps required by any and all Federal, state and local laws, regulations, rules and requirements (including without limitation, any record of survey requirements) relating to the division or subdivision of land in Sangamon County, State of Illinois (collectively, the "Subdivision Requirements") to subdivide each Illiopolis Parcel into two parcels of land, consisting of (i) a parcel with the minimum acreage of land permitted under the Subdivision Requirements and with the minimum acreage reasonably required to remediate the pollution conditions in and around each such Illiopolis UST and having within its boundaries the Illiopolis UST located on such Illiopolis Parcel and with the legal description of such parcel conforming as close as possible to the applicable pro forma legal description set forth on Schedule 5.19 attached hereto (each a "UST Parcel") and (ii) the remainder of the applicable Illiopolis Parcel (each a "Non-UST Parcel"). Seller and Buyer agree to cooperate mutually to make any minor revisions to the applicable pro forma legal descriptions set forth in Schedule 5.19 required to comply with such Subdivision Requirements.

            (c)   Notwithstanding anything to the contrary contained in
      Article 11 of this Agreement, Seller, on behalf of itself and its successors and assigns, shall defend, indemnify and hold harmless Buyer, Buyer's Affiliates, and any purchaser or transferee of an Illiopolis Parcel from the Company or the Company's designated grantee (as described in Section 5.19(d) below) and each of their respective officers, directors, shareholders, employees and agents (collectively, the "UST Indemnified Parties") from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against, or sustained or incurred by the UST Indemnified Parties or any of them, arising out of or related to the Illiopolis USTs, including without limiting the generality of the foregoing, any costs associated with the removal of any Illiopolis USTs and the clean-up of any present or future discharge or release of any Hazardous Substances into the soils or groundwater from any Illiopolis UST irrespective of where such discharge or release occurs or is discovered. Subject to Section 5.19(e) below, the indemnification obligations of Seller contained in this Section 5.19(c) shall not be subject to the limitations as to time and amount contained in Sections 11.1(d) and 11.1(e), respectively.

            (d) At any time following the Closing, with respect to each UST Parcel, provided Seller has complied with the Subdivision Requirements as set forth in Section 5.19(b) above for such UST Parcel, within sixty
      (60) days following written notice from the Company (which the Company may give in its sole and absolute discretion) to Seller (the "Purchase Notice"), Seller shall execute, and cause to be recorded in the Sangamon

      County, Illinois Recorder's Office, a warranty deed in favor of the Company (or the Company's designated grantee, if any, as stated in the Purchase Notice), for purposes of conveying fee title to such UST Parcel in favor of the Company or the Company's designated grantee, as the case may be, without the payment of any consideration to Seller.

            (e) Upon the conveyance of a UST Parcel by Seller in accordance with Section 5.19(d) above, the indemnification obligations of Seller set forth in Section 5.19(d) and in Sections 11.1(d) and 11.1(e) shall cease and be of no further force or effect solely as to conditions directly caused by the Illiopolis UST located on such UST Parcel; provided, that such indemnification obligations as they relate to the remaining UST Parcels not previously conveyed in accordance with Section 5.19(c) above shall remain in full force and effect without reaffirmation by any party.

            (f) Seller and Buyer agree to execute, or cause to be executed, such documents and instruments as may be appropriate or necessary to effect or confirm the matters contained in this Section 5.19.

            (g) Buyer shall grant Seller reasonable easements for ingress and egress to the UST Parcels to permit Seller to perform the remediation activities contemplated pursuant to this Section 5.19.

      5.20 Elimination of Intercompany Accounts. The current intercompany account balance, deferred income tax liability and pension liability of the Company, the balances of which as of December 31, 1994 are reflected on
Schedule 3.8 hereto, shall be cancelled as of the Closing Date.

                                    ARTICLE 6
                               COVENANTS OF BUYER

      6.1 Disclosure of Sale. Prior to the Closing, Buyer shall not make any statement to the press, press release or other public announcement regarding this Agreement or the transactions contemplated hereby, unless the text and time of the release of any such statement have been approved by Seller in writing.

      6.2 Confidentiality. Buyer shall not, without the prior written consent of Seller, disclose or acquiesce in the disclosure by any person or entity, or use or enable use to the competitive detriment of Seller and/or the Company, any non-public information regarding (a) the Company and its business or financial condition, other than after the Closing, or (b) Seller and its business or financial condition, contained in any documents or otherwise furnished at any time to Buyer by or on behalf of the Company or Seller, to any person or organization except Buyer's legal counsel, accountants, financial advisors, investment bankers and its other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the purchase of the Shares or other transactions contemplated by this Agreement, except to the extent such information has been publicly disclosed or is otherwise in the public domain or is required to be disclosed by law or by a court of competent jurisdiction.

      6.3 Best Efforts. Buyer shall use its best efforts to cause the transactions contemplated hereby to be consummated on or before April 28, 1995 and to take any and all actions which may be required to be taken by Buyer under this Agreement prior to the Closing Date. Buyer shall proceed as soon as practicable in the procurement of all permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the transactions contemplated hereby on the terms herein provided, and shall diligently prosecute the same.

      6.4 Cooperation. Buyer shall, without consideration or expense to Buyer or the Company, cause the Company to cooperate with Seller in the execution of any documents necessary or appropriate to complete the divestment of assets described in Section 5.15 hereof; provided, however, that Seller shall defend, indemnify and hold harmless Buyer and the Company from any claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against, or sustained or incurred by Buyer or the Company as a result of the execution of any such documents or other actions related to the divestment of the assets and the ownership of such assets after the Closing Date.

      6.5 Access to Information and Personnel. From and after the Closing Date, Buyer shall cause the Company and the Subsidiaries to grant to Seller and its attorneys and accountants reasonable access during normal business hours to the directors, officers, employees, attorneys and agents of the Company and all business records of the Company in connection with (i) the completion and filing of any tax returns or reports or audits, and (ii) the prosecution or defense of any claim, except for any claims of Buyer or the Company brought by or against Seller.

      6.6 Trademarks. After the Closing, Buyer shall promptly cause the Company, at Seller's sole cost and expense, to transfer and assign certain trademarks of the Company set forth on Schedule 6.6 to Seller, and Seller shall concurrently license back to the Company the rights to use such trademarks pursuant to the terms of the DEKALB License. In no event shall Buyer or the Company be required to transfer and assign any such trademarks to Seller if Seller is or will be restricted or prevented in any manner from licensing back to the Company the rights to use such trademarks pursuant to the terms of the DEKALB License.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

      7.1 Conditions Precedent to Buyer's Performance. The obligation of Buyer to consummate the purchase of the Shares in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Buyer, in whole or in part, in its sole discretion:

            (a)   Compliance with this Agreement.

                  (1) Seller shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it, on or prior to the Closing Date;

                  (2) The representations and warranties of Seller contained in Article 3 above shall be true, correct and complete in all material respects as of the date when made, and on and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on the Closing Date; and

                  (3) Seller shall have delivered to Buyer a certificate dated as of the Closing Date, signed by Seller, certifying the truth and correctness as of the Closing Date of each of the representations and warranties of Seller set forth in Article 3 above and the fulfillment of the covenants of Seller set forth in
                        Article 5 above which are required by this Agreement to be performed and satisfied on or prior to the Closing Date.

            (b) No Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the business, financial condition, or results of operations of the Company and the Subsidiaries since the date hereof (other than changes in the general economic conditions that affect the world or national economy or the poultry industry generally; provided, however, that such changes in general economic conditions or in the poultry industry generally shall not be deemed to excuse any losses of the Company's customers or any decline in the Company's sales revenues that are materially in excess of the declines reflected in the poultry industry generally for the relevant period). Seller shall deliver to Buyer a certificate dated as of the Closing Date signed by Seller certifying that there has been no such material adverse change other than as provided or allowed herein.

            (c) No Default. As of the Closing Date, neither the Company nor the Subsidiaries shall be in default under, and no event shall have occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under, any Contract to which the Company or the Subsidiaries is a party, which default or defaults individually or in the aggregate have or could have a material adverse effect upon the business, financial condition, or results of operations of the Company or the Subsidiaries.

            (d) No Illegality. It shall not have become illegal, on or prior to the Closing Date, under any statute, rule, order or regulation of or in any applicable jurisdiction for Buyer to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by Buyer.

            (e) Governmental Consents and Approvals. Any and all necessary approvals and consents from all governmental agencies and other third parties to complete the transactions contemplated hereby shall have been obtained, and such approvals and consents shall not have expired or been withdrawn as of the Closing Date.

            (f) Absence of Legal Challenge to Acquisition. As of the Closing Date, there shall be no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment or decree pending or threatened relating to or affecting Seller in any court, governmental agency or regulatory authority of or in any applicable jurisdiction prohibiting or challenging the consummation of the purchase and sale of the Shares or any of the other transactions specified in or required by the terms of this Agreement, which, in the reasonable opinion of legal counsel for Buyer, could make it necessary not to consummate such transactions.

            (g) Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Buyer by Seller under this Agreement shall be satisfactory in all respects to Buyer and its legal counsel.

            (h) Share Certificates. Seller shall have delivered to Buyer the certificates representing, in the aggregate, all of the Shares to be purchased and sold hereunder, registered in the name of Seller and duly and validly endorsed by Seller for transfer to Buyer, free and clear of any and all liens, encumbrances, security interests, restrictions or claims whatsoever (other than restrictions on transfer or resale arising imposed by federal or state securities laws) ("Share Certificates").

            (i) Execution of Agreements. Each of the Facility Lease, the Services Agreement, the Non-Competition Agreement, the DEKALB License and the Employment Agreements shall have been executed in form and substance acceptable to Buyer.

            (j) Divestment. Seller shall have been diligently pursuing the completion of the divestment of the assets of the Company in accordance with
Section 5.15 hereof.

      7.2 Conditions Precedent to Seller's Performance. The obligation of Seller to consummate the sale of the Shares in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Seller, in whole or in part, in its sole discretion:

            (a)   Compliance with this Agreement.

                  (1) Buyer shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it, on or prior to the Closing Date;

                  (2) The representations and warranties of Buyer contained in Article 4 above shall be true, correct and complete in all material respects as of the date when made, and on and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on the Closing Date; and

                  (3) Buyer shall have delivered to Seller a certificate signed by Buyer and dated as of the Closing Date, certifying as to the truth and correctness of each of the representations and warranties of Buyer set forth in Article 4 above and the fulfillment of the covenants of Buyer set forth in Article 6 above which are required by this Agreement to be performed or satisfied on or prior to the Closing Date.

            (b) No Illegality. It shall not have become illegal, on or prior to the Closing Date, under any statute, rule, order or regulation of or in any applicable jurisdiction for Seller to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by Seller.

            (c) Government Consents and Approvals. Any and all necessary approvals and consents from all governmental agencies and other third parties to complete the transactions contemplated hereby shall have been obtained, and such approvals and consents shall not have expired or been withdrawn as of the Closing Date.

            (d) Absence of Legal Challenge to Acquisition. As of the Closing Date, there shall be no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment or decree pending or threatened relating to or affecting Buyer in any court, governmental agency or regulatory authority of or in any applicable jurisdiction prohibiting or challenging the consummation of the purchase and sale of the Shares or any of the other transactions specified in or required by the terms of this Agreement, which, in the reasonable opinion of legal counsel for Seller would make it necessary not to consummate such transactions.

            (e) Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Seller by Buyer under this Agreement (other than the Employment Agreements) shall be satisfactory in all respects to Seller and its legal counsel.

            (f) Execution of Agreements. Each of the Facility Lease, the Services Agreement, the Non-Competition Agreement, the DEKALB License and the Employment Agreements shall have been executed in form and substance acceptable to Seller.

                                    ARTICLE 8
                             EMPLOYEE BENEFIT PLANS

      8.1 Employee Benefit Plans. Effective as of the Closing Date and except as otherwise provided herein, Employees shall cease to be covered under Seller's Employee Benefit Plans. Except as provided herein, Seller shall have no obligation to make any payment to or on behalf of the Employees on or after the Closing Date with respect to Seller's Employee Benefit Plans.

      8.2 Defined Benefit Plan. With respect to the DEKALB Genetics Corporation Pension Plan (the "DGC Pension Plan"), Seller agrees that it shall be solely responsible (i) to the Employees with respect to benefits accrued thereunder as of the Closing Date, (ii) for the making of all required contributions to the DGC Pension Plan, in accordance with the terms of the DGC Pension Plan, with respect to the Employees covered by the DGC Pension Plan for periods ending on the Closing Date and (iii) the timely payment of all benefit amounts due to the Employees in accordance with the terms of the DGC Pension Plan. Benefits accrued under the DGC Pension Plan shall be distributed to the Employees or used to purchase annuity policies with insurance companies.

      8.3   Defined Contribution Plan.

            (a) Plan Liabilities. With respect to the DEKALB Genetics Corporation Savings and Investment Plan (the "SIP"), except as otherwise provided, Seller agrees that it shall be solely responsible to the Employees with respect to benefits accrued thereunder as of the Closing Date. Seller shall contribute to the SIP in accordance with the terms of said SIP, all amounts attributable to: (i) the Employees' payroll withholding through and including the Closing Date; and (ii) the Company's fifty percent (50%)
matching contribution   through and including the Closing Date.

            (b) Transfer of Plan Assets. Seller shall cause an amount equal to the value of the account balances attributable to the Employees under the SIP as of the Closing Date to be transferred to a replacement defined contribution plan established and maintained by Buyer (the "Transferee Plan"). The transfer of assets shall consist of cash or other such property as mutually agreed upon by Buyer and Seller, and shall occur as soon as practicable after satisfaction of the following requirements by Buyer. Transfer to the Transferee Plan contemplated above shall be made only after Buyer shall furnish to Seller on or before the date on which such transfer is to be made, an opinion of counsel for Buyer, in form and substance satisfactory to Seller, to the effect that: (i) the Transferee Plan and its related trust are qualified under Section 401(a) and 501(a) of the Code;
(ii) the transfer of such accounts and related assets and liabilities to the Transferee Plan and its related trust will not adversely affect such qualification; (iii) the acceptance of the transferred accounts and related assets by the Transferee Plan is in accordance with all applicable requirements of ERISA and the Code and regulations thereunder; and (iv) such transfer will be effected so that each transferred account will become an asset of the Transferee Plan, held for the account of each respective Employee, and that the SIP and its related trust shall be relieved by such transfer of assets of any further obligations with respect to the assets transferred. In turn, Seller shall furnish to Buyer on or before the date of transfer, an opinion of the Human Resources Advisory Group of Coopers & Lybrand (Chicago office), in form and substance satisfactory to Buyer, to the effect that the SIP and its related trust are qualified under Sections 401(a) and 501(a) of the Code. Seller and Buyer shall make such filings as are required under Section 6058(a) of the Code with respect to the transfer, including the filing of Form 5310 with the Internal Revenue Service.

      8.4   Welfare and Other Benefit Plans

            (a) Transition Coverage. In the event that any Welfare Plan provides benefits under a policy or contract issued to Seller by any insurance company or other provider (including the Seller in the case of a self-insured arrangement) of health care, disability or life insurance benefits, Seller, if Buyer so requests, agrees to cooperate with Buyer to the extent reasonably necessary to assist in the establishment of replacement coverage(s) with Seller's existing providers. Seller shall be liable for the full cost and expense of any entitlement to benefits which have been accrued or the expenses for which the Employees are entitled to reimbursement have been incurred, but not paid, at the Closing Date, including, but not limited to, health, disability, and tuition reimbursement, (but excluding vacation), attributable to service with the Seller prior to the Closing Date, under such Seller's Employee Benefit Plans. Seller shall retain responsibility for the full cost and expense of any entitlement to worker's compensation benefits which have been accrued or the expense for which the Employee is entitled to reimbursement has been incurred, but not paid, at the Closing Date, attributable to service with Seller prior to the Closing Date.

            (b) Continuation Coverage. Seller agrees that it shall be solely responsible for the provision of health care continuation coverage required pursuant to the terms of COBRA and for any retiree welfare benefit payable for (i) those Employees (and their spouses and dependents) whose employment with the Company or the Subsidiaries is terminated on or prior to the Closing , and (ii) those former employees of the Company or the Subsidiaries (and their spouses and dependents) whose entitlement to such continuation coverage occurred on or before the Closing Date.

      8.5 Additional Information. All the Employees and their beneficiaries and dependents of any Employee Benefit Plan, and all available data and benefits applicable to each of them under the terms of each Employee Benefit Plan (including, without limitation, complete pertinent pay history and all administrative records), shall be identified and set forth in records delivered, at the election of Buyer, as soon as practicable after the Closing Date by Seller to Buyer.

                                    ARTICLE 9
                                   THE CLOSING

      9.1 The Closing. The purchase and sale of the Shares shall be consummated at the Closing which shall take place on the Closing Date, or as may be extended by mutual written agreement of the parties, following fulfillment or waiver, in accordance with this Agreement, of all conditions to the Closing. The Closing shall occur on April 28, 1995 at 9:00 a.m., at the offices of Seller.

      9.2 Obligations of Seller. At the Closing, Seller shall deliver, or shall cause the Company to deliver, to Buyer:

            (a) The certificates required by Sections 7.1(a)(3) and 7.1(b) above;

            (b)   The Share Certificates;

            (c)   The Corporate Records of the Company and the Subsidiaries;

            (d) Good standing certificates for the Company and each of the Subsidiaries issued by the jurisdictions in which they are incorporated or qualified;

      (e)   The duly executed resignations required by Section 5.8 above;

            (f)   The duly executed Employment Agreements;

            (g)   The duly executed Non-Competition Agreement;

            (h)   The duly executed Facility Lease;

            (i)   The duly executed Services Agreement;

            (j)   The duly executed DEKALB License;

            (k)   The duly executed  Non-Foreign Status Certificate; and

            (l) Possession of the Premises and all of the books and records of the Company.

      9.3 Obligations of Buyer. At the Closing, and against delivery of each of the items required to be delivered by Seller and the Company under
Section 9.2 above, Buyer shall deliver, or shall cause the Company to deliver, to Seller:
            (a)   The certificate required by Section 7.2(a)(3) above;

            (b)   The Purchase Price;

            (c)   The duly executed Non-Competition Agreement;

            (d)   The duly executed Facility Lease;

            (e)   The duly executed Services Agreement; and

            (f)   The duly executed DEKALB License.

      9.4 Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the Closing Date, it will take without consideration any and all actions and execute and deliver to any other party such further instruments or documents as may reasonably be required to give effect to the transactions contemplated under this Agreement.

      9.5 Cooperation on Taxes. On or after the Closing Date, the parties hereto shall cooperate with respect to all matters pertaining to Taxes arising out of the transactions contemplated hereunder which are payable by the other party, and shall provide such other party with such information and documentation, including, without limitation, information necessary for the preparation of tax returns as such party shall reasonably request. Seller shall exercise, at its sole cost and expense, complete control over the handling, disposition and settlement of any governmental inquiry, examination or proceeding that could result in a determination with respect to Taxes due or payable by the Company or any Subsidiary for which Seller may be liable, or against which Seller may be required to indemnify Buyer , the Company or any Subsidiary pursuant hereto. Seller shall, however, promptly notify the Company if, in connection with any such inquiry, examination or proceeding, any government authority proposes in writing to make any assessments or adjustments with respect to the Taxes of the Company or any Subsidiary, which assessments or adjustments could affect the Company or any Subsidiary following the Closing Date, and shall consult with the Company with respect to any such proposed assessment or adjustment. Buyer shall notify Seller in writing promptly upon learning of such inquiry, examination or proceeding. Buyer shall cause the Company and its Subsidiaries to cooperate with Seller, as Seller may reasonably request, in any such inquiry, examination or proceeding.

                                   ARTICLE 10
                              TERMINATION PRIOR TO
                                   THE CLOSING

      10.1 Events Permitting Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date upon the occurrence of any of the following:

            (a)   By the mutual consent in writing of Buyer and Seller;

            (b) By either Buyer or Seller, upon ten (10) days' prior written notice to the other parties to this Agreement, in the event of a material default in the due and timely performance by such other party of any of its warranties, covenants, agreements or obligations under this Agreement; provided, however, that the defaulting party shall have a period of time in which to cure such default, which period shall expire on the earlier to occur of (i) the day which is twenty (20) days after the date on which such written notice is given, or (ii) the Closing Date; or

            (c) By either Buyer or Seller, by written notice to the other parties to this Agreement, if any of the conditions precedent to the terminating party's performance, as set forth in Article 7 above, shall not have been satisfied as of the Closing Date, and such conditions are not duly waived in accordance with the provisions hereof.

      10.2 Procedure Upon Termination. In the event of termination of this Agreement pursuant to Section 10.1 above, the party electing to terminate or abandon this Agreement shall give notice of such election to terminate or abandon this Agreement to the other parties hereto in the manner specified in
Section 13.2 below, and the transactions contemplated hereby shall be terminated or abandoned without further action by any party. If the transactions are terminated or abandoned as provided above:

            (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

            (b) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Sections 5.5 and 6.2 above; and

            (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in this
Section 10.2.

                                   ARTICLE 11
                                 INDEMNIFICATION

      11.1  Indemnification by Seller

            (a)   Seller (sometimes referred to in this Article   11 as
"Indemnitor") shall defend, indemnify and hold Buyer and its Affiliates and their respective officers, directors, shareholders, employees and agents (the "Indemnified Parties"), harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against, or sustained or incurred by the Indemnified Parties or any of them, as a result of a breach of any representation, warranty or covenant contained in this Agreement, or in any documents delivered pursuant hereto, including, without limitation, any Schedule or certificate delivered pursuant hereto; provided, however, that Buyer shall notify Seller within six (6) months following the Closing Date of any breaches of the representations and warranties contained in Sections 3.11 and 3.14 hereof.

            (b) Subsequent to the Closing Date, Indemnitor shall defend, indemnify and hold Buyer, the Company, the Subsidiaries and their respective officers, directors, employees and agents, harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against or sustained or incurred by Buyer, the Company, the Subsidiaries or their respective officers, directors, employees and agents, arising out of or in connection with (i) any business or transactions carried out by the Company or the Subsidiaries prior to the Closing Date, (ii) any act or omission of the Indemnitors, the Company or the Subsidiaries or their respective officers, directors, shareholders, employees or agents occurring prior to the Closing Date, and (iii) subject to Seller's right of first refusal to acquire such real and personal property, any legally-mandated divestiture of the Company's real or personal property in Clarion, Iowa.

            (c) Without limiting the generality of the foregoing Sections 11.1(a) and 11.1(b) above, and in addition to Indemnitor's obligations under
Section 11.1(a) above, Indemnitor shall indemnify, defend and hold Buyer, the Company and the Subsidiaries and their respective officers, directors, employees and agents harmless from and against any and all liabilities for

Taxes, whether or not due, relating to, accrued for or arising from any periods on or prior to the Closing Date with respect to transactions or business occurring prior to the Closing Date.

            (d) The obligations of Seller pursuant to this Section 11.1 shall survive for four (4) years following the Closing Date.

            (e) Seller shall have no obligation to indemnify Buyer under Sections 11.1(a) and (b) unless and then only to the extent that Buyer shall have incurred claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) under Sections 11.1(a) and
(b) in excess of One Hundred Thousand Dollars ($100,000) (the "Deductible"); provided, however, that the amounts paid by Seller to Buyer upon Seller's exercise of its right of first refusal pursuant to Section 11.1(b)(iii) above shall not be included for purposes of determining whether Buyer shall have met the Deductible. Notwithstanding anything contained herein to the contrary, the aggregate liability of Seller under Sections 11.1(a) and (b) shall not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000).

      11.2  Indemnification by Buyer.

            (a) Buyer agrees to defend, indemnify and hold Seller harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against Seller or sustained or suffered by Seller based upon, or related to, arising out of (i) a breach of any representation, warranty or covenant contained in Articles 4 and 6 above,
(ii) any business or transactions carried out by the Company or the Subsidiaries after the Closing Date, and (iii) any act or omission of Buyer or the Company or the Subsidiaries or their respective officers, directors, shareholders, employees or agents occurring after the Closing Date.

            (b) The obligations of Buyer pursuant to this Section 11.2 shall survive for four (4) years following the Closing Date.

      11.3 Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Article 11, such indemnified party shall promptly notify in writing Buyer or Seller, as the case may be, of such claim. If any indemnified party or parties fails to provide the foregoing written notice in a timely manner, which failure to notify results in or otherwise gives rise to any material prejudice to the defense of such claim, the indemnified party or parties shall be deemed to have waived its or their rights to indemnification under this Article 11 from the indemnifying party or parties with respect to the claim for which timely written notice was not given. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned written notice to commence to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate in connection therewith; provided that: (a) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party, (b) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, (c) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Article 11, except for counsel fees under Section 11.3(b), and (d) the indemnified party shall have the right to employ its own counsel, at such indemnified party's expense, if such indemnified party reasonably concludes that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in this Article 11, or that there may be defenses available to it (or them) which are different from or additional to those available to the indemnifying party, except that the portion of such fees and expenses reasonably related to matters covered by the indemnity agreement set forth in this Article 11 shall be borne by the indemnifying party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event the indemnified party shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party. The indemnified party shall, however, notify the indemnifying party in writing of any compromise or settlement of any such claim.

                                   ARTICLE 12
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The respective representations and warranties of the parties contained herein or in any certificates or the documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto, and shall survive for four (4) years following the Closing.

                                   ARTICLE 13
                                  MISCELLANEOUS

      13.1 Expenses. Buyer, on behalf of itself, and Seller, on behalf of itself and the Company, shall each bear its own expenses in connection with the purchase and sale of the Shares and the other transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives. None of the expenses, fees or taxes of or payable by Seller shall be borne by or charged to the Company or any of the assets of the Company.

      13.2 Notices and Legal Process. Except as otherwise provided in this Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered transmitted by telecopier, as elected by the party giving such notice, addressed as follows:

            (a)   If to Buyer:

                  Central Farm of America Inc.
                  780 Third Avenue, 37th Floor
                  New York, New York  10017
                  Attn:  Mr. Toshio Kama
                          President
                  Fax:    212-759-0724

                  With a copy to:

                  Toshoku Ltd.
                  4-3 Nihonbashi-Muromachi 2-chome
                  Chuo-ku, Tokyo, 103, Japan
                  Attn:  Mr. Masaru Omizo
                          Division General Manager
                           Fresh Foods & Livestock Division
                  Fax:   011-813-3245-2061

            (b)   If to Seller:

            DEKALB Genetics Corporation
                  3100 Sycamore Road
                  Dekalb, Illinois 60115
                  Attn:  Mr. Thomas Rauman, Vice President and CFO
                  Fax:   815-758-3711

                  With a copy to:

                  DEKALB Genetics Corporation
                  3100 Sycamore Road
                  Dekalb, Illinois 60115
                  Attn:  John H. Witmer, Jr., Esq.
                          Senior Vice President and General Counsel
                  Fax:   815-758-6953

Notices shall be deemed to have been given: (i) on the date of receipt, if delivered personally, or (ii) on the next business day after transmission, if by telecopier (and appropriate confirmations have been received by the noticing party). Any party hereto may change its address or telecopier number specified above by giving written notice to the other parties hereto in the same manner as specified in this Section 13.2.

      13.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

      13.4 Waiver and Amendment. Any party may by written instrument extend the time for the performance of any of the obligations or other acts of any other party hereunder and may waive (a) any inaccuracies of any other party in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of any other party, or satisfaction of any of the conditions to its or their obligations, contained in this Agreement, or (c) the performance (including performance to the satisfaction of a party or its legal counsel) by any other party of any of its obligations set out herein. Any waiver, amendment or supplement hereof shall be in writing.

      13.5 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Schedules attached hereto represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

      13.6 Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Seller may not transfer or assign its rights or obligations under this Agreement without obtaining the prior written consent of Buyer. Buyer may transfer or assign its rights , but not its obligations, under this Agreement to any of its Affiliates without obtaining the prior consent of Seller. Buyer shall not otherwise assign its rights or obligations under this Agreement without Seller's prior consent.

      13.7 Governing Law and Attorneys' Fees. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. In the event of any action at law or suit in equity in relation to this Agreement or any Schedule or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its attorneys' fees and all other costs and expenses of such action or suit.

      13.8 Captions. The captions of the various Sections and subsections hereof and on the Schedules attached hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Schedules.

      13.9 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

      13.10 Severability; Construction. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

      13.11 Schedules. All Schedules referred to in this Agreement are attached hereto and are incorporated herein by this reference as if fully set forth herein. For purposes of this Agreement, any item in a Schedule relating to a specific representation and warranty shall be deemed disclosed in connection with the specific representation and warranty to which it is specifically referenced, unless Buyer has actual knowledge that an item contained in any such Schedule applies to any other Schedule, in which case such item shall be deemed to be disclosed in such other Schedule.

      13.12 Confidentiality of Agreement. Except and solely to the extent disclosure is required to comply with applicable securities laws or to rules of any exchange where the parties' shares are traded (including NASDAQ), the parties, and each of them, further acknowledge and agree that no party shall disclose the existence or terms and conditions of this Agreement or any of the Schedules and other documents delivered pursuant hereto, unless and until a specific order or other decree has been issued by a court of competent jurisdiction, and such order or other decree shall specifically limit any and all disclosures to the counsel and the independent accountants for the party obtaining such order or other decree; provided, however, that Seller has advised Buyer that Seller will disclose this Agreement in connection with the filing of its Current Report on Form 8K, Quarterly Report on 10Q and/or Annual Report on Form 10K with the U.S. Securities and Exchange Commission.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

      "BUYER"

      CENTRAL FARM OF AMERICA INC.

      By:     ___________________
      Name:   Kunio Honda
      Title:  Director

      "SELLER"

      DEKALB GENETICS CORPORATION

      By:     ___________________
      Name:   Bruce P. Bickner
      Title:  Chairman and CEO

                           TRADEMARK LICENSE AGREEMENT

      This Trademark License Agreement (the "Agreement") is made this 28th day of April, 1995, by and between DEKALB Genetics Corporation, a Delaware corporation (the "Licensor"), and DEKALB Poultry Research, Inc., a Delaware corporation (the "Licensee").

      WHEREAS, Licensee is in the business of researching, developing, producing, hatching and selling egg-laying hen breeding stock, eggs, and related poultry products around the world (the "Current Business");

      WHEREAS, in connection with the Current Business, Licensee has used and currently uses certain trademarks (the "Trademarks"), as listed on Exhibit "A" attached hereto, as it may be amended from time to time pursuant to Section 2 below;

      WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of April 28, 1995, between Licensor and Central Farm of America Inc., a Delaware corporation (the "Stock Purchase Agreement"), Licensor has agreed to grant to Licensee a perpetual, exclusive, world-wide and royalty-free right to use the Trademarks and the New Trademarks (as defined in Section 2 below) in connection with the Current Business upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:

      1      Grant of License.  Subject to the terms and conditions of this
Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a perpetual, exclusive, world-wide, royalty-free license to use the Trademarks and the New Trademarks solely in connection with the Current Business, together with the right to sublicense such rights for use in connection with the Current Business as set forth herein. During the term of this Agreement, Licensor shall not authorize or permit any other party to use or register the Trademarks or the New Trademarks in any manner which is inconsistent with Licensee's rights under this Agreement, and Licensee shall not object to Licensor's use of the Trademarks or the New Trademarks outside the scope of the Current Business.

      2      Amendment of Agreement Regarding Future Registrations.  Exhibit
"A" attached hereto shall be amended from time to time pursuant to Section 6.6 of the Stock Purchase Agreement which provides that Licensee shall assign those registrations set forth on Exhibit "B" attached hereto to Licensor and Licensor shall license the marks in those registrations to Licensee hereunder. At the request and expense of Licensee, Licensor shall obtain, through Licensor's execution and filing of any and all documents, and taking of any and all actions necessary to register in Licensor's name for purposes of the Current Business, registrations of: (a) the Trademarks for the Current Business in any countries where such Trademarks are not then registered, and
(b) any new trademarks or service marks containing the word "DEKALB" for the Current Business that do not infringe any then existing trademark (other than the Trademarks and the New Trademarks) which includes the "DEKALB" word mark in combination with a logo used by Licensor (collectively, the "New Trademarks"). Each of the New Trademarks shall be listed on Exhibit "C" attached hereto and shall become subject to this Agreement upon the filing of its application for registration.

      3      Ownership and Title.  Licensor represents and warrants that
Licensor has good, valid and marketable title to the Trademarks and that the use of the Trademarks as licensed pursuant to the terms of this Agreement does not infringe any third party's rights.

      4      Quality Control Standards.  During the term of this Agreement,
Licensee shall maintain positive breeding value estimates for hen housed egg numbers and egg mass based upon the Best Linear Unbiased Predictor (BLUP), or such other equivalent technology which measures the number and mass of eggs produced by the egg-laying hen breeding stock (the "Quality Control Standards"), for the maternal grandmother lines marketed and sold, directly or indirectly, under the Trademarks or the New Trademarks. To enable Licensor to confirm that the Quality Control Standards are being met, Licensee shall provide Licensor with selection summaries which shall be compiled by Licensee at least once a year, and Licensor shall have its population geneticist review and verify the contents of such summaries by inspecting from time to time during reasonable business hours Licensee's premises, representative samples of the subject product lines and the supporting data and documentation of such
selection summaries.   Any disputes relating to Licensee's failure to meet the
Quality Control Standards under this Section 4 shall be submitted to and decided by arbitration pursuant to Section 12(j) hereof. All selection summaries, data, documentation and other information provided to Licensor pursuant to this Section 4 shall be deemed to be confidential proprietary information (the "Proprietary Information"). Licensor shall not disclose or acquiesce in the disclosure by any person or entity (except to the extent necessary to satisfy its obligations pursuant to this Section 4; provided that Licensor shall ensure that the persons to whom any disclosures are made agree to be bound by the confidentiality provisions of this Section 4), or use or enable a third party to use to the competitive detriment of Licensee the Proprietary Information without the written consent of Licensee.

      5      Indemnification.

             (1) Indemnification by Licensee. Licensee shall defend, indemnify and hold Licensor harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) which may be asserted against or sustained or incurred by Licensor arising out of or in connection with any alleged defects in the DPRI Products which are marketed and sold by Licensee under the Trademarks and the New Trademarks. The provisions of this Section 5(a) shall survive any termination of this Agreement.

             (2) Indemnification by Licensor. Licensor shall defend, indemnify and hold Licensee and its sublicensees harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) which may be asserted against or sustained or incurred by Licensee arising out of or in connection with any third party claim for trademark infringement or unfair competition related thereto based upon Licensee's use of the Trademarks and the New Trademarks. The provisions of this Section 5(b) shall survive any termination of this Agreement.

      6      Termination.  This Agreement may be terminated:

             (a)  by mutual agreement of the parties hereto;

             (b) by Licensee's express written abandonment as to any specific Trademarks or New Trademarks in any country or countries;

             (c) by Licensor if Licensor gives written notice to Licensee specifying in detail Licensee's alleged failure to meet the Quality Control Standards and Licensee fails to commence reasonable steps to cure such alleged failure within one (1) year after its receipt of such written notice from Licensor; or

             (d) by Licensor if (i) Licensee sells or assigns all or substantially all of the business and operations related to the Current Business to a third party, (ii) the rights under this Agreement are not sold or assigned in connection with such sale, and (iii) Licensee does not continue any portion of the Current Business after such sale or assignment.

      7      Effect of Termination.  Upon termination of this Agreement, or any part thereof, pursuant to Section 6 above, Licensee and its sublicensees shall, within a reasonable period of time, not to exceed two (2) years, discontinue all use of the then terminated Trademarks and New Trademarks in any relevant country or countries licensed under this Agreement, and Licensee or Licensor, as applicable, shall cancel all filings or registrations for such terminated Trademarks and New Trademarks made pursuant to Section 8 hereof.

      8      Registered User Agreements.  In those countries which require or permit registration of the use of trademarks under license, or the filing of documents in addition to or in lieu of this Agreement, Licensor agrees to cooperate with Licensee to execute and file registered user agreements, other and additional license agreements or other documents which are necessary or advisable to record Licensee as the registered user or licensee of the Trademarks and/or the New Trademarks in such countries. Licensee shall be responsible for the preparation and filing of such documents, and Licensor shall bear all fees, costs and expenses related thereto.

      9      Maintenance of Trademarks.  During the term of this Agreement,
Licensor shall at all times maintain current, valid and effective the registrations for the Trademarks and the New Trademarks, except for the Trademarks or New Trademarks which have been expressly abandoned pursuant to
Section 6(b) hereof. Notwithstanding the foregoing, Licensee shall have the right, but not the obligation, to take any and all actions necessary for Licensor to maintain the registrations for the Trademarks and the New Trademarks. In the event that Licensee exercises such right, Licensor shall cooperate with Licensee to the fullest extent, including, without limitation, the execution and filing of any renewal applications or other documents
necessary to maintain the registrations.   Licensor shall bear all fees, costs
and expenses related to the maintenance of the Trademarks and the New Trademarks; provided, however, if any of the Trademarks or the New Trademarks are used solely by Licensee for the Current Business, Licensee shall bear all fees, costs and expenses related to the maintenance of such Trademarks or New Trademarks. Licensor shall have no obligation to maintain the Trademarks or the New Trademarks if Licensee fails to remit such fees, costs and expenses to Licensor within sixty (60) days following Licensor's written request for payment which shall set forth in reasonable detail the nature of such fees, costs and expenses.

      10     No Agency.  Licensor and Licensee agree that they are
independent contractors for purposes of this Agreement. Nothing herein shall be construed to create any relationship of agent and principal, partnership or joint venture between the parties. Neither party shall have the authority to bind or obligate or represent that it has authority to bind or obligate the other party.

      11     Prosecution of Infringers.  During the term of this Agreement,
Licensee agrees that it shall promptly notify Licensor of any instances of unauthorized use of the Trademarks or the New Trademarks by third parties which Licensee in its good faith judgment believes may impact the Current Business, and shall cooperate and provide reasonable assistance to Licensor in the investigation and prosecution of such infringers. Licensor shall investigate and prosecute all such claims of infringement and shall oppose all attempted registrations of potentially confusingly similar trademarks, trade names or service marks. All fees, costs and expenses of such investigation, prosecution or opposition shall be borne by Licensee if such investigation, prosecution or opposition relates solely to the infringement of a Trademark or New Trademark, or the registration of a potentially confusingly similar trademark, trade name or service mark, in connection with the Current Business. All fees, costs and expenses of such investigation, prosecution or opposition shall be borne by Licensor if such investigation, prosecution or opposition relates solely to the infringement of a Trademark, New Trademark or any other trademark, trade name or service mark of Licensor, or the registration of a potentially confusingly similar trademark, trade name or service mark, in connection with Licensor's business. The fees, costs and expenses of any other investigation, prosecution or opposition shall be borne by the parties as mutually agreed on a case by case basis based upon the relative adverse effect of such infringing or confusingly similar trademarks, trade names or service marks on Licensee's and Licensor's respective business operations.

      12     Miscellaneous.

             (1) Notices and Legal Process. Except as otherwise provided in this Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered or transmitted by telecopier, as elected by the party giving such notice, addressed as follows:

             (i)  If to Licensee:

                  DEKALB Poultry Research, Inc.
                  2210 Bethany Road
                  Dekalb, Illinois 60115
                  Attn:  Dr. Gary Waters
                  Fax: (815) 758-0402

                  With a copy to:

                  Toshoku Ltd.
                  4-3 Nihonbashi Muromachi 2-chome
                  Chuo-ku, Tokyo 103, Japan
                  Attn: Mr. Masaru Omizo
                         Division General Manager
                         Fresh Foods & Livestock Division
                  Fax: 011-813-3245-2393

             (ii)       If to Licensor:

                  DEKALB Genetics Corporation
                  3100 Sycamore Road
                  Dekalb, Illinois 60115
                  Attn:  Mr. Thomas Rauman, Vice President and CFO
                  Fax:   815-758-3711

                  With a copy to:

                  DEKALB Genetics Corporation
                  3100 Sycamore Road
                  Dekalb, Illinois 60115
                  Attn:  John H. Witmer, Jr., Esq.
                         Senior Vice President and General Counsel
                  Fax:   815-758-6953

Notices shall be deemed to have been given: (i) on the date of receipt, if delivered personally, or (ii) on the next business day after transmission, if by telecopier (and appropriate confirmations have been received by the noticing party). Any party hereto may change its address or telecopier number specified above by giving written notice to the other parties hereto in the same manner as specified in this Section 12(a).

             (2) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

             (3) Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement, the Stock Purchase Agreement, and the Exhibits and Schedules attached hereto and thereto represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

             (4) Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall be assignable by Licensee with Licensor's consent and Licensee shall have the right to grant sublicenses of the Trademarks and the New Trademarks within the scope of the Current Business and the terms and conditions of this Agreement without the consent of Licensor. Licensor may assign this Agreement or any of the Trademarks or New Trademarks; provided, however, that Licensor obtains Licensee's prior written consent and Licensor's assignee expressly agrees in writing to be bound by all of the terms and conditions of this Agreement.

             (5) Governing Law and Attorneys' Fees. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. In any litigation, arbitration or other proceeding by which one party to this Agreement seeks to enforce its rights under this Agreement against the other party, the prevailing party in such action shall be entitled to receive reasonable attorneys' fees and all other costs and expenses of such proceeding.

             (6) Captions. The captions of the various Sections and subsections hereof and on the Exhibits attached hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Sections or Exhibits.

             (7) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

             (8) Severability; Construction. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

             (9) Equitable Relief. The parties hereto agree that the remedy at law for any breach of the provisions of this Agreement will be insufficient and inadequate to protect the respective interests of the non-breaching party and that the non-breaching party shall be entitled, in addition to any other right or remedy available pursuant to Section 12(j) hereof, to specific performance of this Agreement and to any other injunctive or equitable relief as may be determined by any court of competent jurisdiction.

             (10) Arbitration. Except as provided in Section 12(i) above, and except for any action between the parties relating to ownership of the Trademarks or the New Trademarks (which shall be determined by a court of competent jurisdiction), any dispute or controversy arising out of or relating to this Agreement shall be decided by arbitration in Chicago, Illinois by the American Arbitration Association under the Commercial Arbitration Rules then in effect (the "Rules"). The parties hereto agree to select pursuant to the Rules an arbitrator who possesses knowledge and expertise with respect to poultry and the poultry industry. The decision in arbitration shall be final and binding and may be enforced by any court of competent jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


      "LICENSEE"

      DEKALB POULTRY RESEARCH, INC.


      By:
      Name:  Dr. Gary L. Waters
      Title: President



      "LICENSOR"

      DEKALB GENETICS CORPORATION


      By:
      Name:
      Title:

                                          EXHIBIT A


                         TRADEMARKS ISSUED - April 20, 1995 - DPRI

                                                       REG.
COUNTRY        TRADEMARK      OWNER  REG. NO.   CLASS  DATE       RENEWAL

Australia      Chix Device    DC     A261639    31     9/5/72     9/5/07

Australia      DEKALB-Warren  DC     A275897    31     2/4/74     2/4/09

Brazil         Chix Device    DGC    609245775  22     10/13/81   10/13/01

Bulgaria       Chix Device    DC     7125       29,31  8/29/69    8/29/99

Canada         Chix Device    DGC    159128            11/8/68    11/8/98

Canada         DEKALB DK      DGC    333400            10/23/87   10/23/02

Great Britain  Chix Device    DGC    B945339    31     7/8/69     7/8/04

Japan          Chix Device    DGC    1751417    33     3/25/85    3/25/95(R)

Korea          Chix Device    DGC    20106      7      9/17/70    9/17/00

New Zealand    Chix Device    DGC    B101311    31     7/31/72    7/30/07

Pakistan       Chix Device    DGC    54164      31     8/29/70    8/29/92(R)

Poland         Chix Device    DGC    49481      31     9/3/69     9/3/99

Singapore      Chix Device    DGC    B62893     31     12/12/74   12/12/95

Thailand       Chix Device    DGC    49267      50     1/17/74    12/9/90(R)

                                 EXHIBIT B - REVISED 6/2/95

                          TRADEMARKS ISSUED - April 20, 1995 - DPRI


                                                              REG.
COUNTRY        TRADEMARK      OWNER    REG. NO.     CLASS     DATE       RENEWAL

Argentina      Chix Device    DPRI     1717715      24        4/17/69  1/3/90(R)

Austria        Chix Device    DPRI     65117        31        8/22/69  8/31/99

Benelux        Chix Device    DPRI     38880        29,31     10/10/72 6/21/00

Bolivia        Chix Device    DPRI     41818        31        12/6/80  12/6/00

Bophuthatswana Chix Device    DPRI     B75/4086     31        8/4/85   8/4/95(R)

Chile          Chix Device    DPRI     307138       31        3/5/76   3/24/96

Colombia       Chix Device    DPRI     75828        31        2/8/72   2/7/02

Costa Rica     Chix Device    DPRI     54783        31        12/5/78  12/5/98

Cyprus         Chix Device    DPRI     B20296       31        1/3/80   1/3/01

Czech Republic Chix Device    DPRI     160141       31        2/8/71   6/12/00

Denmark        Chix Device    DPRI     VR01.105/85  31        3/29/85  3/29/05

Ecuador        Chix Device    DPRI     755/91       31        12/29/71 11/24/95

El Salvador    Chix Device    DPRI     85           4a,93a    4/30/81  4/30/01

Finland        Chix Device    DPRI     102281       31        9/5/88   9/5/98

France         Chix Device    DPRI     1566125      31        1/20/70  12/19/99

Germany        Chix Device    DPRI     637680       31        2/8/71   7/31/99
Germany        Chix Device    DPRI     1011483      31        12/9/80  3/3/00

Ghana          Chix Device    DPRI     18623        31        10/3/79  10/3/07

Greece         Chix Device    DPRI     42620        29,31     9/17/69  9/17/99

Guatemala      Chix Device    DPRI     31133        31        9/3/76   9/2/96

Honduras       Chix Device    DPRI     49975        31        10/14/88 10/14/98

Hungary        Chix Device    DPRI     123834       31        9/6/83   1/27/03

Indonesia      Chix Device    DPRI     251215       31        8/8/79   7/10/99

Iran           Chix Device    DPRI     35769        29,31     8/20/70  8/20/00

Ireland        Chix Device    DPRI     B79482       31        3/24/74  3/24/05

Italy          Chix Device    DPRI     570828       29,31     4/22/71  8/20/99

Jordan         Chix Device    DPRI     13019        31        7/28/71  7/28/06

Lebanon        Chix Device    DPRI     47192        31        3/17/70  3/17/00

Malaysia       Chix Device    DPRI     M/B55641     31        10/21/70 10/21/05

Mexico         XL             DPRI     388166       31        1/26/90 1/26/95(R)
Mexico         Chix Device    DPRI     143497       18        4/30/68  4/30/03

Monaco         Chix Device    DPRI     R839678      29,31     12/6/68  8/19/98

Nicaraqua      Chix Device    DPRI     8302C.C.     31        4/19/78  4/19/98

Norway         Chix Device    DPRI     80589        31        11/15/70 11/25/00

Panama         Chix Device    DPRI     20674        31        6/23/76  6/23/96

Paraguay       Chix Device    DPRI     139038       31        4/18/69  5/3/99

Peru           Chix Device    DPRI     31150        31        6/17/70 1/16/95(R)

Philippines    Chix Device    DPRI     57304        31        3/15/94  3/15/14

Portugal       Chix Device    DPRI     166631       31a       8/9/73   8/9/03

Puerto Rico    Chix Device    DPRI     15395        31        7/12/68  7/12/98

Romania        Chix Device    DRPI     R7029        31        9/9/69   9/9/99

Russian Fed.   Chix Device    DPRI     41010        29,31     11/14/69 11/14/99

Saudi Arabia   Chix Device    DPRI     225/12       31        9/1/90   2/5/00

South Africa   Chix Device    DPRI     B75/4086     31        8/4/75   8/4/95(R)

Spain          Chix Device    DPRI     592020       31        5/6/74   5/6/94(R)

Sri Lanka      Chix Device    DPRI     49987        31        10/1/90 9/11/95(R)

Sweden         Chix Device    DPRI     132144       31        7/17/70  7/17/00

Switzerland    Chix Device    DPRI     380217       29,31     2/27/70  2/27/10

Taiwan         Chix Device    DPRI     41231        72        6/1/70  5/31/90(R)

Transkei       Chix Device    DPRI     B75/4086     31        8/4/75   8/4/95(R)

Turkey         Chix Device    DPRI     109257                 12/18/68 12/18/98

US             XL             DPRI     1637740      31        3/12/91  3/12/01
US             DEKALB DK      DPRI     1319709      31        2/12/85  2/12/05
US             Chix Device    DPRI     867733       31        4/8/69   4/8/09

Uruguay        Chix Device    DPRI     232609       31        10/14/69 7/13/00
Venda          Chix Device    DPRI     B75/4086     31        8/4/75   8/4/95(R)

Venezuela      Chix Device    DPRI     89522F       50        2/12/79 2/12/94(R)

Yugoslavia     Chix Device    DPRI     22217        29,31     5/25/77  5/25/97

                             TRADEMARKS PENDING - April 20, 1995

COUNTRY      TRADEMARK         STATUS       CLASS      DATE          NUMBER

Brazil       XL                Filed                   May 31, 1993  817303146

Egypt        DEKALB DELTA      Requested               2/23/93       (Poultry
                                                                     -on hold)
             (DELTA Rejected)

India        Chix Device       Filed                   12/18/86      462662
India        DEKALB XL         Filed                   3/12/90       526029
                                                                     (Poultry)

Japan        Chix Device       Requested    35,39,42   9/9/92        Servicemark
Japan        DEKALB-Warren     Requested               2/21/95
               Sex-Sal-Links

Lebanon      XL                Filed                   4/6/93        107/53861
                                                                     (Poultry)

Slovenia     Chix Device       Filed                   7/6/94        Z9470834

Vietnam      Chix Device       Filed                   8/8/94        N-2809/94


                                         EXHIBIT "C"

                                     The New Trademarks